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         DEL LABORATORIES, INC., REPORTS INCREASED THIRD QUARTER RESULTS


Uniondale, N.Y., October 27, 2004 ---Del Laboratories, Inc. (AMEX:DLI) today announced results for the third quarter and nine months ended September 30, 2004.

Net sales for the third quarter of 2004 were $115,552,000, an increase of 16% compared to third quarter 2003 net sales of $99,716,000. Net earnings for the third quarter of 2004 were $6,462,000, or $0.66 per basic share, an increase of 39% compared to net earnings of $4,651,000, or $0.48 per basic share reported for the third quarter of 2003. The net earnings for the third quarter include an after-tax charge of approximately $1,096,000, or $0.11 per basic share for costs related to the merger announced on July 2, 2004.

Net sales for the first nine months of 2004 were $301,565,000, an increase of 3.6% compared to net sales of $291,055,000 reported for the first nine months of 2003. Net earnings for the first nine months of 2004 were $10,899,000, or $1.12 per basic share compared to net earnings reported for the first nine months of 2003 of $13,916,000, or $1.45 per basic share. The decrease in net earnings for the first nine months of 2004 compared to the prior year is primarily attributable to the previously reported higher production costs incurred during the first and second quarters of 2004 due to the start-up problems encountered with the transfer of manufacturing operations from Farmingdale, N.Y. to Rocky Point, North Carolina.

Dan K. Wassong, Chairman, President and Chief Executive Officer, said: "I am pleased to report that along with the increased sales and earnings in the third quarter excellent progress has been achieved in improving the production processes in our Rocky Point, North Carolina manufacturing facility. We believe that the consolidation of our principal manufacturing operations with our distribution facility in North Carolina should generate improved operating efficiencies and cost savings compared to our pre-relocation operating costs."

"During the quarter we continued to build on the strength of our brands. In our cosmetic business, Sally Hansen remains the number one brand in the mass market nail care category with a 27.0% share of market for the third quarter, as reported by ACNielsen. Orajel, the core brand in our over-the-counter pharmaceutical business, continues as the market leader in the oral analgesics category with a 30.4% share of market for the third quarter, as reported by Information Resources, Inc.", said Mr. Wassong.

As previously reported, on July 2, 2004, the Company announced it signed a definitive merger agreement to be acquired by DLI Holding Corp. The Company anticipates that the special meeting of Del's shareholders will be held in December for the purpose of seeking shareholder approval of the transaction.
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         DEL LABORATORIES, INC., REPORTS INCREASED THIRD QUARTER RESULTS


                                              Condensed Statements of Consolidated Earnings
                                                (In thousands, except per share amounts)

                                             Three Months Ended                   Nine Months Ended
                                                September 30                        September 30
                                         2004               2003             2004             2003
                                                 (Unaudited)                         (Unaudited)
                                   -----------------------------------------------------------------------
Net sales                                $115,552           $ 99,716         $301,565         $291,055

Net earnings (1) and (2)                 $  6,462           $  4,651         $ 10,899         $ 13,916

Earnings per common
share (1), (2) and (3)
                         Basic           $   0.66           $   0.48         $   1.12         $   1.45
                         Diluted         $   0.62           $   0.46         $   1.05         $   1.38

Weighted average common
shares outstanding (3)
                         Basic              9,742              9,692            9,731            9,628
                         Diluted           10,432             10,209           10,392           10,064

(1) The third quarter results of 2004 include an after-tax charge of approximately $1,096,000, or $0.11 per basic share for costs related to the definitive merger agreement announced on July 2, 2004. The nine month results of 2004 include an after-tax charge of approximately $1,227,000, or $0.13 per basic share for costs related to the definitive merger agreement.

(2) The nine month results of 2003 include after-tax charges of approximately $1,213,000, or $0.13 per basic share for severance and related costs.

(3) All share and per share amounts have been adjusted to reflect the 5% stock dividend distributed December 29, 2003.
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DEL LABORATORIES, INC., REPORTS INCREASED THIRD QUARTER RESULTS

Del Laboratories, Inc., markets and manufactures cosmetics and over-the-counter pharmaceuticals. Its major brands include SALLY HANSEN HARD AS NAILS(R), America's number one nail protection, HEALING BEAUTY(R) skin care makeup, CORNSILK(R) face makeup, LACROSS(R) nail and beauty implements, lip color, skin care, bleaches and depilatories, all under the SALLY HANSEN brand franchise, NATURISTICS(R) cosmetics, and N.Y.C. New York Color(R) cosmetics. The Company's Del Pharmaceuticals subsidiary includes ORAJEL(R), the number one brand of topical oral analgesics, ARTHRICARE(R), PRONTO(R), DERMAREST(R) PSORIASIS, GENTLE NATURALS (R), AURO-DRI(R), TANAC(R) and PROPA pH(R).

Certain statements in this press release may constitute "forward-looking statements" under the federal securities laws. Forward-looking statements contain information that is subject to certain risks, uncertainties, trends and other factors that could cause actual results to be materially different from any future results implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: delays in introducing new products or failure of consumers to accept new products; actions by competitors which may result in mergers, technology improvement or new product introductions; the dependence on certain national chain drug stores, food stores and mass merchandiser relationships due to the concentration of sales generated by such chains; changes in fashion-oriented color cosmetic trends; the effect on sales of lower retailer inventory targets; the effect on sales of political and/or economic conditions; the Company's estimates of costs and benefits, cash flow from operations and capital expenditures; interest rate or foreign exchange rate changes affecting the Company and its market sensitive financial instruments including the Company's qualitative and quantitative estimates as to market risk sensitive instruments; changes in product mix to products which are less profitable; shipment delays; depletion of inventory and increased production costs resulting from disruptions of operations at any of our manufacturing or distribution facilities; foreign currency fluctuations affecting our results of operations and the value of our foreign assets and liabilities; the relative prices at which we sell our products and our foreign competitors sell their products in the same market; our operating and manufacturing costs outside of the United States; changes in the laws, regulations and policies, including changes in accounting standards, that effect, or will effect, us in the United States and/or abroad; and trends in the general economy. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Without limitation, use of the following words is intended to identify forward-looking statements:
"may," "will," "should," "expect," "anticipate," "estimate," "intend," "plan," or "continue" or the negative thereof or other variations thereon. For further information on factors which could impact the Company and the statements contained herein, please refer to the Company's filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained or incorporated by reference therein and quarterly reports on Form 10-Q.

Filings with the Securities and Exchange Commission are available on the Company's website at www.dellabs.com.


CONTACT:
               Enzo J. Vialardi
               Executive Vice President and Chief Financial Officer Del Laboratories, Inc.
               178 EAB Plaza
               P.O. Box 9357 Uniondale, New York 11553-9357 (516)
               844-2050